Exhibit 99.1

For Immediate Release:	January 22, 2019

Investor Relations Contact: Marliese L. Shaw Executive Vice President, Investor Relations Officer United Bank 860-291-3622 MShaw@bankatunited.com	Media Relations Contact: Adam J. Jeamel Regional President, Corporate Communications United Bank 860-291-3765 AJeamel@bankatunited.com

UNITED FINANCIAL BANCORP, INC. ANNOUNCES
RECORD ANNUAL EARNINGS OF $59.9 MILLION; $1.17 EARNINGS PER SHARE

HARTFORD, Conn., January 22, 2019 – United Financial Bancorp, Inc. ("United Financial" or the "Company") (NASDAQ Global Select Stock Market: “UBNK”), the holding company for United Bank (the "Bank"), announced results for the quarter ended December 31, 2018.

The Company reported net income of $12.2 million, or $0.24 per diluted share, for the quarter ended December 31, 2018, compared to net income for the linked quarter of $16.3 million, or $0.32 per diluted share. The Company reported net income of $9.5 million, or $0.19 per diluted share, for the quarter ended December 31, 2017. Net income for the year ended December 31, 2018 was $59.9 million, or $1.17 per diluted share, compared to net income of $54.6 million, or $1.07 per diluted share, for the year ended December 31, 2017.

"In the fourth quarter of 2018, United Financial Bancorp, Inc. delivered annualized linked quarter loan growth of 9% and deposit growth of 12%, while maintaining pristine asset quality and a strong balance sheet," stated William H.W. Crawford, IV, Chief Executive Officer and President of the Company and the Bank. "I would like to thank our United employees for their continued steadfast focus on serving the needs of our customers and communities."

Balance Sheet

Assets totaled $7.36 billion at December 31, 2018, increasing $149.4 million from $7.21 billion at September 30, 2018. At December 31, 2018, total loans were $5.66 billion, representing an increase of $127.9 million, or 2.3%, from the linked quarter. Changes to loan balances during the fourth quarter of 2018 were highlighted by a $40.5 million, or 10.9%, increase in other consumer loans, a $30.2 million, or 2.4%, increase in residential real estate loans, a $25.7 million, or 3.0%, increase in commercial business loans, a $22.2 million, or 1.2%, increase in investor non-owner occupied commercial real estate loans, a $9.3 million, or 11.8%, increase in commercial construction loans, and an $8.5 million, or 2.0%, increase in owner-occupied commercial real estate loans. Slightly offsetting the increased loan balances above was a $12.1 million, or 37.0%, decrease in residential construction loans from the linked quarter. Loans held for sale also decreased $8.2 million, or 9.4%, from the linked quarter. Total cash and cash equivalents increased $19.4 million, or 24.6%, from the linked quarter.

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Deposits totaled $5.67 billion at December 31, 2018 and increased by $170.2 million, or 3.1%, from $5.50 billion at September 30, 2018. The increase in deposits was positively impacted by the Webster Bank deposit acquisition of $109.4 million that occurred in the beginning of October 2018. Increases in deposit balances during the fourth quarter of 2018 were highlighted by a $121.2 million, or 7.3%, increase in certificates of deposit balances, a $40.6 million, or 5.3%, increase in demand deposit balances, a $17.1 million, or 3.6%, increase in savings deposit balances, and an $11.8 million, or 1.4%, increase in NOW checking account balances. Slightly offsetting these increases was a $20.5 million, or 1.2%, decrease in money market account balances. The growth in the certificate of deposit account balances was attributable to the success of two retail pricing campaigns executed during the fourth quarter.

Total Federal Home Loan Bank advances decreased by $15.7 million, or 1.9%, over the linked quarter as the Company utilized excess cash from deposit growth to pay off maturing advances.

Net Interest Income

Net interest income decreased by $67,000, or 0.1%, on a linked quarter basis, to $48.4 million, primarily attributable to an increase in loan interest income of $2.2 million, or 3.5%, to $63.2 million, offset by an increase in interest expense of $2.1 million, or 9.6%, to $23.9 million. Average interest-earning assets increased by $37.3 million, or 0.6%, on a linked quarter basis, primarily due to growth in average loan balances, which increased by $61.8 million, or 1.1%. Average loan balance growth was driven by a $38.3 million, or 10.9%, increase in average other consumer loans, a $21.7 million, or 1.6%, increase in average residential real estate loans, and a $19.4 million, or 2.3%, increase in average commercial business loans. Slightly offsetting the increases was a $17.6 million, or 0.8%, decrease in average commercial real estate loans.

Interest expense increased by $2.1 million, or 9.6%, to $23.9 million during the fourth quarter of 2018, from $21.8 million in the linked quarter. Average interest-bearing deposit balances increased by $141.5 million, or 3.0%, on a linked quarter basis, primarily driven by a $68.3 million, or 2.7%, increase in average NOW and money market account balances, a $68.0 million, or 4.0%, increase in average certificates of deposits, and a $5.2 million, or 1.0%, increase in average savings account balances. Average non-interest bearing deposits increased by $18.4 million, or 2.5%, as compared to the linked quarter. Average Federal Home Loan Bank of Boston advances decreased by $111.2 million, or 13.2%, as the Company used funds obtained through deposit growth to pay down the maturing advances. The overall growth observed in average account balances is attributable to the continued success of the Company's retail deposit acquisition strategies.

The tax-equivalent net interest margin decreased by two basis points to 2.90% in the fourth quarter of 2018, from 2.92% in the linked period. The decline in the net interest margin was driven by a 14 basis point increase in the cost of interest-bearing liabilities, which was partially offset by a ten basis point increase in the yield of interest-earning assets. The interest-earning asset yield improvement was largely driven by a 33 basis point increase in the yield on commercial business loans, a 25 basis point increase in the yield on home equity loans, an eight basis point increase in the yield on residential real estate loans, and a three basis point increase in the yield on commercial real estate loans. The total cost of funds increased by 12 basis points to 1.48% in the fourth quarter of 2018 driven by a 16 basis point increase in the cost of interest-bearing deposits and a 17 basis point increase in the cost of Federal Home Loan Bank of Boston advances.

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Provision for Loan Losses

The provision for loan losses totaled $2.6 million for the quarter ended December 31, 2018 as compared to $2.0 million for the linked quarter. Net charge-offs for the quarter ended December 31, 2018 totaled $891,000, or 0.06%, as a percentage of average loans outstanding, as compared to $1.3 million, or 0.09%, as a percentage of average loans for the quarter ended September 30, 2018. Factors considered in the provision for loan losses include, but are not limited to, historical charge-offs, the composition of the portfolio, the current level of non-performing loans and charge-offs, local and national economic and credit conditions, the direction of real estate values and delinquency trends.

Non-Interest Income

Total non-interest income decreased slightly by $62,000, or 0.6%, to $9.5 million for the quarter ended December 31, 2018 from $9.6 million in the linked quarter. The decrease in the fourth quarter's non-interest income was driven primarily by decreases in income from mortgage banking activities and other income. Additionally, there were higher losses on limited partnership investments as compared to the linked quarter, which contributed to the overall decrease in non-interest income. These decreases were offset primarily by an increase in service charges and fees, as well as bank-owned life insurance income.

Non-Interest Expense

Non-interest expense for the quarter ended December 31, 2018 totaled $43.7 million and increased by $4.8 million, or 12.3%, from the linked quarter. The increase in non-interest expense during the quarter was primarily due to increases in salaries and employee benefits, occupancy and equipment, and the core deposit intangible amortization. These increases were primarily offset by decreases in other expenses and FDIC insurance assessment expenses as compared to the linked quarter.

The primary driver of the increase in non-interest expense occurred late in the quarter as the Company shifted its mortgage banking strategy to reflect our customers' preference to conduct business with us over the internet and through our direct sales channel. Consequently, we reduced staffing in our mortgage division, resulting in a $2.2 million severance expense (pre-tax) in the quarter ending December 31, 2018. Other notable increases in the quarter included a change in Company policy related to the carryover of unused vacation days by employees year-over-year, resulting in the Company recording $439,000 of additional expense. The Company also recorded lease impairment expense of $466,000 as a result of branch consolidation. Additionally, the Webster Bank branch acquisition also closed in the fourth quarter, resulting in $371,000 of other expenses related to this transaction.

Asset Quality

Asset quality remained strong and stable for the period, with non-performing assets increasing by $3.0 million to $32.1 million at December 31, 2018 from $29.0 million at September 30, 2018. The ratio of non-performing assets to total assets for the quarter ended December 31, 2018 was 0.44%, as compared to 0.40% in the linked quarter.

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Capital

The Company reported Tangible Common Equity ("TCE") of $589.7 million, or 8.1% of average assets, for the quarter ended December 31, 2018. Tangible book value per share decreased slightly to $11.54 at December 31, 2018 from $11.55 at September 30, 2018. The decrease was primarily driven by the cash dividend payment to shareholders of $0.12 per share, an increase in intangibles associated with the Webster Bank branch acquisition, and the continued repurchase of Company stock during the quarter, which was slightly offset by the Company's net income of $12.2 million. Book value per share at December 31, 2018 was $13.94, as compared to $13.88 in the linked quarter.

Dividend

The Board of Directors declared a cash dividend on the Company’s common stock of $0.12 per share to shareholders of record at the close of business on February 1, 2019 and payable on February 13, 2019. This dividend equates to a 3.04% annualized yield based on the $15.78 average closing price of the Company’s common stock in the fourth quarter of 2018. The Company has paid dividends for 51 consecutive quarters.

Investor Conference Call

United Financial Bancorp, Inc. will host a conference call on Wednesday, January 23, 2019 at 10:00 a.m. Eastern Time (ET) to discuss the Company’s fourth quarter results. Those wishing to participate in the call may dial toll-free 1-800-544-8281. A telephone replay of the call will be available through February 6, 2019 by calling 1-877-344-7529 and entering conference number 10127439. A podcast will be available on the Company’s website for an extended period of time, as well as on the Company’s investor relations app.

Investor Presentation

United Financial Bancorp, Inc. has prepared and furnished a visual slide presentation to accompany the earnings press release and investor conference call. The presentation has been furnished as an exhibit to the SEC Form 8-K, but is not included in this press release. Copies of the presentation may be accessed on the Company’s investor relations website (www.unitedfinancialinc.com) by selecting “News & Market Data,” then “Presentations;” or via the IRapp and selecting “Presentations;” or directly from SEC EDGAR.

Annual Meeting

The Board of Directors approved May 13, 2019 as the date of the Company's 2019 Annual Meeting of Shareholders (the "Annual Meeting") and set the record date on which the Company's shareholders who will be eligible to vote at the Annual Meeting as the close of business on March 4, 2019.

About United Financial Bancorp, Inc.

United Financial Bancorp, Inc. is the holding company for United Bank, a full service financial services firm offering a complete line of commercial, small business, wealth management and consumer banking products and services to customers throughout Connecticut, Massachusetts and Rhode Island. United Bank is a financially strong, leading New England bank headquartered in Hartford, Connecticut with more than 50 branches in three states. United Financial Bancorp, Inc. trades on the NASDAQ Global Select Stock Exchange under the ticker symbol “UBNK.” At December 31, 2018, the Company had $7.36 billion in assets.

For more information about United Bank’s services and products call (866) 959-BANK or visit www.bankatunited.com. For more information about United Financial Bancorp, Inc., visit

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www.unitedfinancialinc.com or download the Company’s free Investor Relations app on your Apple or Android device. To download United Financial Bancorp, Inc.'s investor relations app on your iPhone or on your iPad, which offers access to SEC documents, press releases, videos, audiocasts and more, please visit:
https://itunes.apple.com/WebObjects/MZStore.woa/wa/viewSoftware?id=725271098&mt=8 or https://play.google.com/store/apps/details?id=com.theirapp.ubnk for your Android mobile device.

Non-GAAP Financial Measures

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included on pages F-10 through F-12 in the accompanying financial tables. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of our business activities, and to enhance comparability with peers across the financial services sector.

Forward Looking Statements

This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

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United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Interest and dividend income:	(In thousands, except share data)
Loans	$63,227	$52,758	$237,026	$200,734
Securities-taxable interest	5,705	5,643	22,994	22,550
Securities-non-taxable interest	2,339	2,571	9,469	9,679
Securities-dividends	702	669	2,823	2,902
Interest-bearing deposits	250	86	726	389
Total interest and dividend income	72,223	61,727	273,038	236,254
Interest expense:
Deposits	18,183	9,958	57,841	33,565
Borrowed funds	5,678	4,920	23,682	18,447
Total interest expense	23,861	14,878	81,523	52,012
Net interest income	48,362	46,849	191,515	184,242
Provision for loan losses	2,618	2,250	8,914	9,396
Net interest income after provision for loan losses	45,744	44,599	182,601	174,846
Non-interest income:
Service charges and fees	7,447	6,031	26,771	25,374
Net gain from sales of securities	25	72	145	782
Income from mortgage banking activities	698	1,184	4,759	5,539
Bank-owned life insurance income	1,517	1,939	6,294	5,462
Net loss on limited partnership investments	(405)	(1,441)	(2,176)	(3,023)
Other income (loss)	211	(204)	904	431
Total non-interest income	9,493	7,581	36,697	34,565
Non-interest expense:
Salaries and employee benefits	25,341	20,752	91,295	80,061
Service bureau fees	2,309	2,304	8,901	9,263
Occupancy and equipment	6,384	5,036	20,488	16,902
Professional fees	1,136	996	4,418	4,305
Marketing and promotions	1,108	1,011	4,101	4,047
FDIC insurance assessments	611	821	2,740	3,076
Core deposit intangible amortization	420	336	1,350	1,411
Other	6,409	5,981	24,474	23,685
Total non-interest expense	43,718	37,237	157,767	142,750
Income before income taxes	11,519	14,943	61,531	66,661
Provision (benefit) for income taxes	(646)	5,442	1,625	12,043
Net income	$12,165	$9,501	$59,906	$54,618

Net income per share:
Basic	$0.24	$0.19	$1.18	$1.09
Diluted	$0.24	$0.19	$1.17	$1.07
Weighted-average shares outstanding:
Basic	50,613,498	50,392,382	50,555,212	50,283,071
Diluted	50,970,000	51,024,881	51,012,239	50,922,652

F - 1

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(Unaudited)

	For the Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Interest and dividend income:	(In thousands, except share data)
Loans	$63,227	$61,061	$57,958	$54,780	$52,758
Securities-taxable interest	5,705	5,822	5,969	5,498	5,643
Securities-non-taxable interest	2,339	2,347	2,354	2,429	2,571
Securities-dividends	702	748	736	637	669
Interest-bearing deposits	250	213	113	150	86
Total interest and dividend income	72,223	70,191	67,130	63,494	61,727
Interest expense:
Deposits	18,183	15,767	12,864	11,027	9,958
Borrowed funds	5,678	5,995	6,085	5,924	4,920
Total interest expense	23,861	21,762	18,949	16,951	14,878
Net interest income	48,362	48,429	48,181	46,543	46,849
Provision for loan losses	2,618	2,007	2,350	1,939	2,250
Net interest income after provision for loan losses	45,744	46,422	45,831	44,604	44,599
Non-interest income:
Service charges and fees	7,447	6,623	6,542	6,159	6,031
Net gain (loss) from sales of securities	25	(58)	62	116	72
Income from mortgage banking activities	698	1,486	846	1,729	1,184
Bank-owned life insurance income	1,517	1,460	1,671	1,646	1,939
Net loss on limited partnership investments	(405)	(221)	(960)	(590)	(1,441)
Other income (loss)	211	265	199	229	(204)
Total non-interest income	9,493	9,555	8,360	9,289	7,581
Non-interest expense:
Salaries and employee benefits	25,341	22,643	22,113	21,198	20,752
Service bureau fees	2,309	2,209	2,165	2,218	2,304
Occupancy and equipment	6,384	4,487	4,668	4,949	5,036
Professional fees	1,136	1,013	1,105	1,164	996
Marketing and promotions	1,108	1,119	1,189	685	1,011
FDIC insurance assessments	611	655	735	739	821
Core deposit intangible amortization	420	288	305	337	336
Other	6,409	6,529	6,090	5,446	5,981
Total non-interest expense	43,718	38,943	38,370	36,736	37,237
Income before income taxes	11,519	17,034	15,821	17,157	14,943
Provision (benefit) for income taxes	(646)	726	175	1,370	5,442
Net income	$12,165	$16,308	$15,646	$15,787	$9,501

Net income per share:
Basic	$0.24	$0.32	$0.31	$0.31	$0.19
Diluted	$0.24	$0.32	$0.31	$0.31	$0.19
Weighted-average shares outstanding:
Basic	50,613,498	50,624,832	50,504,273	50,474,942	50,392,382
Diluted	50,970,000	51,104,776	50,974,283	50,996,596	51,024,881

F - 2

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Condition
(Unaudited)

	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
ASSETS	(In thousands)
Cash and cash equivalents:
Cash and due from banks	$36,434	$48,786	$62,188	$45,332	$56,661
Short-term investments	61,530	29,809	46,987	23,910	32,007
Total cash and cash equivalents	97,964	78,595	109,175	69,242	88,668
Available for sale securities – At fair value	973,347	972,035	1,006,135	1,031,277	1,050,787
Held to maturity securities – At amortized cost	—	—	—	—	13,598
Loans held for sale	78,788	86,948	85,458	63,394	114,073
Loans:
Commercial real estate loans:
Owner-occupied	443,398	434,906	418,338	442,938	445,820
Investor non-owner occupied	1,911,070	1,888,848	1,927,960	1,842,898	1,854,459
Construction	87,493	78,235	82,883	84,717	78,083
Total commercial real estate loans	2,441,961	2,401,989	2,429,181	2,370,553	2,378,362
Commercial business loans	886,770	861,030	841,142	846,182	840,312
Consumer loans:
Residential real estate	1,313,373	1,283,126	1,252,001	1,235,197	1,204,401
Home equity	583,454	579,907	588,638	582,285	583,180
Residential construction	20,632	32,750	32,063	37,579	40,947
Other consumer	410,249	369,781	332,402	310,439	292,781
Total consumer loans	2,327,708	2,265,564	2,205,104	2,165,500	2,121,309
Total loans	5,656,439	5,528,583	5,475,427	5,382,235	5,339,983
Net deferred loan costs and premiums	17,786	16,603	15,502	14,724	14,794
Allowance for loan losses	(51,636)	(49,909)	(49,163)	(47,915)	(47,099)
Loans receivable - net	5,622,589	5,495,277	5,441,766	5,349,044	5,307,678
Federal Home Loan Bank of Boston stock, at cost	41,407	42,032	46,734	49,895	50,194
Accrued interest receivable	24,823	25,485	23,209	22,333	22,332
Deferred tax asset, net	32,706	31,473	30,190	28,710	25,656
Premises and equipment, net	68,657	67,612	67,614	67,619	67,508
Goodwill	116,769	115,281	115,281	115,281	115,281
Core deposit intangible asset	6,027	3,561	3,849	4,154	4,491
Cash surrender value of bank-owned life insurance	193,429	181,928	180,490	179,556	148,300
Other assets	100,368	107,271	98,695	88,169	105,593
Total assets	$7,356,874	$7,207,498	$7,208,596	$7,068,674	$7,114,159

F - 3

	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$799,785	$759,210	$770,982	$753,575	$778,576
Interest-bearing	4,870,814	4,741,153	4,622,394	4,528,935	4,419,645
Total deposits	5,670,599	5,500,363	5,393,376	5,282,510	5,198,221
Mortgagors’ and investor escrow accounts	4,685	9,597	14,526	11,096	7,545
Federal Home Loan Bank advances and other borrowings	899,626	926,592	1,041,896	1,030,735	1,165,054
Accrued expenses and other liabilities	69,446	61,128	56,921	51,333	50,011
Total liabilities	6,644,356	6,497,680	6,506,719	6,375,674	6,420,831
Total stockholders’ equity	712,518	709,818	701,877	693,000	693,328
Total liabilities and stockholders’ equity	$7,356,874	$7,207,498	$7,208,596	$7,068,674	$7,114,159

F - 4

United Financial Bancorp, Inc. and Subsidiaries
Selected Financial Highlights
(Dollars In Thousands, Except Share Data)
(Unaudited)

	At or For the Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Share Data:
Basic net income per share	$0.24	$0.32	$0.31	$0.31	$0.19
Diluted net income per share	0.24	0.32	0.31	0.31	0.19
Dividends declared per share	0.12	0.12	0.12	0.12	0.12
Tangible book value per share	$11.54	$11.55	$11.40	$11.25	$11.24
Key Statistics:
Total revenue	$57,855	$57,984	$56,541	$55,832	$54,430
Total non-interest expense	43,718	38,943	38,370	36,736	37,327
Average earning assets	6,708,701	6,671,424	6,584,938	6,568,168	6,480,966
Key Ratios:
Return on average assets (annualized)	0.67%	0.91%	0.88%	0.89%	0.54%
Return on average equity (annualized)	6.89%	9.26%	9.00%	9.15%	5.50%
Tax-equivalent net interest margin (annualized)	2.90%	2.92%	2.97%	2.90%	2.98%
Residential Mortgage Production:
Dollar volume (total)	$128,209	$143,673	$140,409	$94,433	$135,522
Mortgages originated for purchases	101,266	111,555	110,351	63,193	83,181
Loans sold	108,663	99,372	99,637	99,899	94,738
Income from mortgage banking activities	698	1,486	846	1,729	1,184
Non-performing Assets:
Residential real estate	$13,217	$11,949	$11,221	$11,663	$11,824
Home equity	4,735	4,005	4,607	4,698	4,968
Investor-owned commercial real estate	1,131	1,525	2,400	2,863	1,821
Owner-occupied commercial real estate	2,450	1,202	2,176	2,326	1,664
Construction	199	243	250	273	1,398
Commercial business	944	985	1,196	1,579	1,477
Other consumer	1,030	597	237	34	35
Non-accrual loans	23,706	20,506	22,087	23,436	23,187
Troubled debt restructured – non-accruing	6,971	6,706	7,330	8,308	8,475
Total non-performing loans	30,677	27,212	29,417	31,744	31,662
Other real estate owned	1,389	1,808	1,855	1,935	2,154
Total non-performing assets	$32,066	$29,020	$31,272	$33,679	$33,816
Non-performing loans to total loans	0.54%	0.49%	0.54%	0.59%	0.59%
Non-performing assets to total assets	0.44%	0.40%	0.43%	0.48%	0.48%
Allowance for loan losses to non-performing loans	168.32%	183.41%	167.12%	150.94%	148.76%
Allowance for loan losses to total loans	0.91%	0.90%	0.90%	0.89%	0.88%
Non-GAAP Ratios: (1)
Non-interest expense to average assets (annualized)	2.41%	2.17%	2.16%	2.08%	2.13%
Efficiency ratio (2)	69.18%	65.61%	65.18%	63.97%	63.53%
Cost of funds (annualized) (3)	1.48%	1.36%	1.20%	1.07%	0.96%
Total revenue growth rate	(0.22)%	2.55%	1.27%	2.58%	(1.38)%
Total revenue growth rate (annualized)	(0.89)%	10.21%	5.08%	10.30%	(5.54)%
Average earning asset growth rate	0.56%	1.31%	0.26%	1.35%	0.89%
Average earning asset growth rate (annualized)	2.24%	5.25%	1.02%	5.38%	3.56%
Return on average tangible common equity (annualized) (2)	8.55%	11.30%	11.03%	11.25%	6.81%
Pre-provision net revenue to average assets (2)	1.00%	1.12%	1.14%	1.15%	1.19%

(1)
Non-GAAP ratios are not financial measurements required by generally accepted accounting principles; however, management believes such information is useful to investors in evaluating Company performance.

(2)	Calculations of these non-GAAP metrics are provided after the reconciliations of non-GAAP financial measures and appear on page F-10 through page F-12.

(3)	The cost of funds ratio represents interest incurred on liabilities as a percentage of average non-interest bearing deposits and interest-bearing liabilities.

F - 5

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	December 31, 2018			December 31, 2017
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,397,669	$12,929	3.70%	$1,310,352	$11,343	3.47%
Commercial real estate	2,302,741	26,085	4.43	2,234,878	23,089	4.04
Construction	113,617	1,405	4.84	122,151	1,453	4.66
Commercial business	861,311	10,481	4.76	813,457	7,994	3.85
Home equity	585,178	7,848	5.32	569,021	6,293	4.39
Other consumer	390,237	4,931	5.01	278,465	3,309	4.71
Investment securities	967,881	8,564	3.53	1,074,840	9,713	3.60
Federal Home Loan Bank stock	40,428	665	6.58	47,964	564	4.71
Other earning assets	49,639	253	2.02	29,838	86	1.15
Total interest-earning assets	6,708,701	73,161	4.31	6,480,966	63,844	3.89
Allowance for loan losses	(50,754)			(46,880)
Non-interest-earning assets	586,449			542,596
Total assets	$7,244,396			$6,976,682
Interest-bearing liabilities:
NOW and money market	$2,583,982	$9,641	1.48%	$2,125,177	$4,286	0.80%
Savings	506,880	76	0.06	517,993	77	0.06
Certificates of deposit	1,759,382	8,466	1.91	1,765,007	5,595	1.26
Total interest-bearing deposits	4,850,244	18,183	1.49	4,408,177	9,958	0.90
Federal Home Loan Bank advances	732,995	4,307	2.30	954,159	3,538	1.45
Other borrowings	107,365	1,371	5.00	117,578	1,382	4.60
Total interest-bearing liabilities	5,690,604	23,861	1.66	5,479,914	14,878	1.07
Non-interest-bearing deposits	768,916			740,007
Other liabilities	78,752			65,757
Total liabilities	6,538,272			6,285,678
Stockholders’ equity	706,124			691,004
Total liabilities and stockholders’ equity	$7,244,396			$6,976,682
Net interest-earning assets	$1,018,097			$1,001,052
Tax-equivalent net interest income		49,300			48,966
Tax-equivalent net interest rate spread (1)			2.65%			2.82%
Tax-equivalent net interest margin (2)			2.90%			2.98%
Average interest-earning assets to average interest-bearing liabilities			117.89%			118.27%
Less tax-equivalent adjustment		938			2,117
Net interest income		$48,362			$46,849

(1) Tax-equivalent net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Tax-equivalent net interest rate margin represents tax-equivalent net interest income divided by average interest-earning assets.

F - 6

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	December 31, 2018			September 30, 2018
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,397,669	$12,929	3.70%	$1,375,948	$12,451	3.62%
Commercial real estate	2,302,741	26,085	4.43	2,320,375	26,105	4.40
Construction	113,617	1,405	4.84	114,068	1,379	4.73
Commercial business	861,311	10,481	4.76	841,936	9,531	4.43
Home equity	585,178	7,848	5.32	584,706	7,471	5.07
Other consumer	390,237	4,931	5.01	351,892	4,532	5.11
Investment securities	967,881	8,564	3.53	995,405	8,686	3.48
Federal Home Loan Bank stock	40,428	665	6.58	45,016	715	6.35
Other earning assets	49,639	253	2.02	42,078	216	2.04
Total interest-earning assets	6,708,701	73,161	4.31	6,671,424	71,086	4.21
Allowance for loan losses	(50,754)			(49,823)
Non-interest-earning assets	586,449			569,471
Total assets	$7,244,396			$7,191,072
Interest-bearing liabilities:
NOW and money market	$2,583,982	$9,641	1.48%	$2,515,660	$8,461	1.33%
Savings	506,880	76	0.06	501,700	75	0.06
Certificates of deposit	1,759,382	8,466	1.91	1,691,382	7,231	1.70
Total interest-bearing deposits	4,850,244	18,183	1.49	4,708,742	15,767	1.33
Federal Home Loan Bank advances	732,995	4,307	2.30	844,207	4,591	2.13
Other borrowings	107,365	1,371	5.00	111,760	1,404	4.92
Total interest-bearing liabilities	5,690,604	23,861	1.66	5,664,709	21,762	1.52
Non-interest-bearing deposits	768,916			750,503
Other liabilities	78,752			71,554
Total liabilities	6,538,272			6,486,766
Stockholders’ equity	706,124			704,306
Total liabilities and stockholders’ equity	$7,244,396			$7,191,072
Net interest-earning assets	$1,018,097			$1,006,715
Tax-equivalent net interest income		49,300			49,324
Tax-equivalent net interest rate spread (1)			2.65%			2.69%
Tax-equivalent net interest margin (2)			2.90%			2.92%
Average interest-earning assets to average interest-bearing liabilities			117.89%			117.77%
Less tax-equivalent adjustment		938			895
Net interest income		$48,362			$48,429

(1) Tax-equivalent net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Tax-equivalent net interest rate margin represents tax-equivalent net interest income divided by average interest-earning assets.

F - 7

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Years Ended
	December 31, 2018			December 31, 2017
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,356,746	$48,905	3.60%	$1,291,852	$43,422	3.36%
Commercial real estate	2,303,075	100,608	4.31	2,175,197	88,716	4.02
Construction	115,507	5,440	4.65	129,636	5,714	4.35
Commercial business	840,594	37,533	4.40	779,262	30,504	3.86
Home equity	584,204	28,903	4.95	542,579	23,168	4.27
Other consumer	341,295	17,326	5.08	243,631	11,890	4.88
Investment securities	1,005,823	34,869	3.46	1,083,616	38,078	3.51
Federal Home Loan Bank stock	46,475	2,689	5.78	51,735	2,195	4.24
Other earning assets	40,078	740	1.85	34,484	389	1.13
Total interest-earning assets	6,633,797	277,013	4.15	6,331,992	244,076	3.83
Allowance for loan losses	(49,255)			(45,480)
Non-interest-earning assets	566,511			526,914
Total assets	$7,151,053			$6,813,426
Interest-bearing liabilities:
NOW and money market	$2,377,309	$29,157	1.23%	$2,002,146	$13,282	0.66%
Savings	509,316	301	0.06	529,006	312	0.06
Certificates of deposit	1,748,873	28,383	1.62	1,731,434	19,971	1.15
Total interest-bearing deposits	4,635,498	57,841	1.25	4,262,586	33,565	0.79
Federal Home Loan Bank advances	891,626	18,135	2.01	978,673	12,763	1.29
Other borrowings	112,280	5,547	4.87	133,364	5,684	4.20
Total interest-bearing liabilities	5,639,404	81,523	1.44	5,374,623	52,012	0.96
Non-interest-bearing deposits	742,990			695,713
Other liabilities	69,582			67,810
Total liabilities	6,451,976			6,138,146
Stockholders’ equity	699,077			675,280
Total liabilities and stockholders’ equity	$7,151,053			$6,813,426
Net interest-earning assets	$994,393			$957,369
Tax-equivalent net interest income		195,490			192,064
Tax-equivalent net interest rate spread (1)			2.71%			2.87%
Tax-equivalent net interest margin (2)			2.92%			3.01%
Average interest-earning assets to average interest-bearing liabilities			117.63%			117.81%
Less tax-equivalent adjustment		3,975			7,822
Net interest income		$191,515			$184,242

(1) Tax-equivalent net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Tax-equivalent net interest rate margin represents tax-equivalent net interest income divided by average interest-earning assets.

F - 8

United Financial Bancorp, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars In Thousands)
(Unaudited)

In addition to evaluating the Company’s results of operations in accordance with GAAP, management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures. These non-GAAP measures are intended to provide the reader with additional perspectives on operating results, financial condition, and performance trends, while facilitating comparisons with the performance of other financial institutions. Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

    The efficiency ratio is used as a common measure by banks as a comparable metric to understand the Company’s expense structure relative to its total revenue; in other words, for every dollar of total revenue we recognize, how much of that dollar is expended. In order to improve the comparability of the ratio to our peers, we remove non-core items. To improve transparency, and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Pre-provision net revenue is a measure that the Company uses to understand fundamental operating performance before credit related expenses and tax expense. It is often expressed as a ratio relative to average assets which demonstrates the “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base.

Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity. Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP metrics is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company. Other companies may calculate and define their supplemental data differently. A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included on pages F-10 through F-12 in the following press release tables:

F - 9

	Three Months Ended					Years Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
	(Dollars in thousands)
Net Income (GAAP)	$12,165	$16,308	$15,646	$15,787	$9,501	$59,906	$54,618
Non-GAAP adjustments:
Non-interest income	(25)	58	(271)	(342)	745	(580)	27
Non-interest expense	2,677	(129)	215	—	536	2,763	536
Income tax (benefit) expense related to tax reform	(1,717)	—	—	—	1,609	(1,717)	1,609
Related income tax (benefit) expense	(557)	15	(93)	72	2,074	(563)	2,325
Net adjustment	378	(56)	(149)	(270)	4,964	(97)	4,497
Total net income (non-GAAP)	$12,543	$16,252	$15,497	$15,517	$14,465	$59,809	$59,115

Non-interest income (GAAP)	$9,493	$9,555	$8,360	$9,289	$7,581	$36,697	$34,565
Non-GAAP adjustments:
Net loss (gain) on sales of securities	(25)	58	(62)	(116)	(72)	(145)	(782)
Limited partnership writedown (1)	—	—	—	—	1,214	—	1,214
Loss on sale of premises and equipment	—	—	—	—	401	—	401
BOLI claim benefit	—	—	(209)	(226)	(798)	(435)	(806)
Net adjustment	(25)	58	(271)	(342)	745	(580)	27
Total non-interest income (non-GAAP)	9,468	9,613	8,089	8,947	8,326	36,117	34,592
Total net interest income	48,362	48,429	48,181	46,543	46,849	191,515	184,242
Total revenue (non-GAAP)	$57,830	$58,042	$56,270	$55,490	$55,175	$227,632	$218,834

Non-interest expense (GAAP)	$43,718	$38,943	$38,370	$36,736	$37,237	$157,767	$142,750
Non-GAAP adjustments:
Lease exit/disposal cost obligation	(466)	129	(215)	—	(536)	(552)	(536)
Effect of position eliminations	(2,211)	—	—	—	—	(2,211)	—
Net adjustment	(2,677)	129	(215)	—	(536)	(2,763)	(536)
Total non-interest expense (non-GAAP)	$41,041	$39,072	$38,155	$36,736	$36,701	$155,004	$142,214

Total loans	$5,656,439	$5,528,583	$5,475,427	$5,382,235	$5,339,983	$5,656,439	$5,339,983
Non-covered loans (2)	(675,112)	(708,621)	(729,947)	(771,802)	(780,776)	(675,112)	(780,776)
Total covered loans	$4,981,327	$4,819,962	$4,745,480	$4,610,433	$4,559,207	$4,981,327	$4,559,207
Allowance for loan losses	$51,636	$49,909	$49,163	$47,915	$47,099	$51,636	$47,099
Allowance for loan losses to total loans	0.91%	0.90%	0.90%	0.89%	0.88%	0.91%	0.88%
Allowance for loan losses to total covered loans	1.04%	1.04%	1.04%	1.04%	1.03%	1.04%	1.03%
(1) Represents limited partnership writedowns related to the reduction of the Company's tax rate in December 2017.
(2) Represents acquired loans that were recorded at fair value. These loans carry no allowance for loan losses for the periods reflected above.

F - 10

	Three Months Ended					Years Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017

Efficiency Ratio:
Non-Interest Expense (GAAP)	$43,718	$38,943	$38,370	$36,736	$37,237	$157,767	$142,750
Non-GAAP adjustments:
Other real estate owned expense	(108)	(256)	(163)	(167)	(157)	(694)	(764)
Lease exit/disposal cost obligation	(466)	129	(215)	—	(536)	(552)	(536)
Effect of position eliminations	(2,211)	—	—	—	—	(2,211)	—
Non-Interest Expense for Efficiency Ratio (non-GAAP)	$40,933	$38,816	$37,992	$36,569	$36,544	$154,310	$141,450

Net Interest Income (GAAP)	$48,362	$48,429	$48,181	$46,543	$46,849	$191,515	$184,242
Non-GAAP adjustments:
Tax-equivalent adjustment for tax-exempt loans and investment securities	938	895	1,059	1,083	2,117	3,975	7,822

Non-Interest Income (GAAP)	9,493	9,555	8,360	9,289	7,581	36,697	34,565
Non-GAAP adjustments:
Net (gain) loss on sales of securities	(25)	58	(62)	(116)	(72)	(145)	(782)
Net loss on limited partnership investments	405	221	960	590	1,441	2,176	3,023
Loss on sale of premises and equipment	—	—	—	—	401	—	401
BOLI claim benefit	—	—	(209)	(226)	(798)	(435)	(806)
Total Revenue for Efficiency Ratio (non-GAAP)	$59,173	$59,158	$58,289	$57,163	$57,519	$233,783	$228,465

Efficiency Ratio (Non-Interest Expense for Efficiency Ratio (non-GAAP)/Total Revenue for Efficiency Ratio (non-GAAP))	69.18%	65.61%	65.18%	63.97%	63.53%	66.01%	61.91%

F - 11

	Three Months Ended					Years Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017

Pre-Provision Net Revenue ("PPNR") to Average Assets (Annualized):
Net Interest income (GAAP)	$48,362	$48,429	$48,181	$46,543	$46,849	$191,515	$184,242
Non-GAAP adjustments:
Tax-equivalent adjustment for tax-exempt loans and investment securities	938	895	1,059	1,083	2,117	3,975	7,822
Total tax-equivalent net interest income (A)	$49,300	$49,324	$49,240	$47,626	$48,966	$195,490	$192,064

Non Interest Income (GAAP)	9,493	9,555	8,360	9,289	7,581	36,697	34,565
Non-GAAP adjustments:
Net (gain) loss on sales of securities	(25)	58	(62)	(116)	(72)	(145)	(782)
Net loss on limited partnership investments	405	221	960	590	1,441	2,176	3,023
Loss on sale of premises and equipment	—	—	—	—	401	—	401
BOLI claim benefit	—	—	(209)	(226)	(798)	(435)	(806)
Non-Interest Income for PPNR (non-GAAP) (B)	$9,873	$9,834	$9,049	$9,537	$8,553	$38,293	$36,401

Non-Interest Expense (GAAP)	$43,718	$38,943	$38,370	$36,736	$37,237	$157,767	$142,750
Non-GAAP adjustments:
Lease exit/disposal cost obligation	(466)	129	(215)	—	(536)	(552)	(536)
Effect of position eliminations	(2,211)	—	—	—	—	(2,211)	—
Non-Interest Expense for PPNR (non-GAAP) (C)	$41,041	$39,072	$38,155	$36,736	$36,701	$155,004	$142,214

Total PPNR (non-GAAP) (A + B - C) :	$18,132	$20,086	$20,134	$20,427	$20,818	$78,779	$86,251
Average Assets	7,244,396	7,191,072	7,091,721	7,074,721	6,976,682	7,151,053	6,813,426
PPNR to Average Assets (Annualized)	1.00%	1.12%	1.14%	1.15%	1.19%	1.10%	1.27%

Return on Average Tangible Common Equity (Annualized):
Net Income (GAAP)	$12,165	$16,308	$15,646	$15,787	$9,501	$59,906	$54,618
Non-GAAP adjustments:
Intangible assets amortization, tax effected (1)	332	228	241	266	219	1,067	917
Net Income excluding intangible assets amortization, tax effected (1)	$12,497	$16,536	$15,887	$16,053	$9,720	$60,973	$55,535
Average stockholders' equity (non-GAAP)	$706,124	$704,306	$695,301	$690,345	$691,004	$699,077	$675,280
Average goodwill & other intangible assets (non-GAAP)	121,614	119,009	119,288	119,611	119,962	119,883	120,465
Average tangible common stockholders' equity (non-GAAP)	$584,510	$585,297	$576,013	$570,734	$571,042	$579,194	$554,815
Return on Average Tangible Common Equity (non-GAAP)	8.55%	11.30%	11.03%	11.25%	6.81%	10.53%	10.01%
(1) Intangible assets amortization is tax effected at 21% for quarters and year ended 2018, and at 35% for all prior periods due to the Tax Cuts and Jobs Act of 2017 that was signed into law in December 2017, lowering the corporate federal tax rate from 35% to 21%.

F - 12